UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 21, 2006


                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                   000-49735                   87-0642947
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                               570 Del Rey Avenue
                               Sunnyvale, CA 94085
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (408) 636-1020

         (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.      Material Modification to Rights of Security Holders.

     Intraop Medical Corporation, or IntraOp, previously issued short-term warrants to purchase common stock at an exercise price of $0.40 per share pursuant to Securities Purchase Agreements dated August 31, 2005 and October 25, 2005. The shares of common stock underlying the short-term warrants have been registered for resale with the Securities and Exchange Commission.

     IntraOp has offered the holders of these short-term warrants the opportunity to exercise all or a portion of such warrants at a reduced exercise price of $0.30 per share for the period from July 21, 2006 to July 26, 2006, up to an aggregate of 6,000,000 shares. All other terms of the warrants remained unchanged. Holders of short-term warrants have elected to exercise such warrants to purchase an aggregate of 2,935,720 shares of common stock for an aggregate purchase price of $880,716, of which, $25,000 was from the cancellation and surrender of a promissory note payable by IntraOp and the balance was in cash, effective as of July 26, 2006. IntraOp will use the proceeds from this warrant exercise for general working capital purposes. Short-term warrants for an aggregate of 5,126,780 shares of common stock remain unexercised and outstanding. After July 26, 2006, the exercise price of the unexercised short-term warrants reverts to $0.40 per share.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                INTRAOP MEDICAL CORPORATION


Date: July 26, 2006                             By: /s/ Donald A. Goer
                                                    ----------------------------
                                                    Donald A. Goer
                                                    Chief Executive Officer













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